GEORGE EDELSON
                              13540 N.W. 5th Court
                            Pembroke Pines, FL 33028



                                February 11, 1997



Latin American Casinos
3909 N.E. 163rd Street
Suite 202-B
North Miami Beach, FL  33160

Attention:  Lloyd Lyons

Dear Lloyd:

         Please accept my resignation as a member of the Board of Directors of Latin American Casinos, Inc. effective February 6, 1997.

                                             Very truly yours,

                                             /s/ George Edelson
                                             ------------------------
                                             George Edelson